UNITED STATES

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported):  February 12, 2013

ANHUI TAIYANG POULTRY CO., INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53491	65-0918608
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

No. 88, Eastern Outer Ring Road, Ningguo City, Anhui Province, 242300, People’s Republic of China
(Address of principal executive offices)

Registrant’s telephone number, including area code: (+86) 0563-430-9999

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

David Dodge Resignation

On February 12, 2013, David Dodge resigned for personal reasons, effective immediately, as Chief Financial Officer of Anhui Taiyang Poultry Co., Inc. (the “Company”).  In submitting his resignation, Mr. Dodge did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.  The text of Mr. Dodge’s resignation letter submitted to the Company is filed with this report as Exhibit 99.1.

James J. Keil Resignation

On February 12, 2013, James J. Keil resigned for personal reasons, effective immediately, as a Director of the Company.  In submitting his resignation, Mr. Keil did not express any disagreement with the Company on any matter relating to the registrant’s operations, policies or practices.  The text of Mr. Keil’s resignation letter submitted to the Company is filed with this report as Exhibit 99.2.

Han Jialiang Appointment

On February 21, 2013, the Company appointed Han Jialiang as Chief Financial Officer.  Mr. Han has been a Director of the Company since November 2010.  Mr. Han received a junior college degree from Anhui Finance and Trade College in July 2006.  Prior to joining Taiyang in 2000, Mr. Han was Controller at Ningguo Industrial Group Company from August 1988 to May 1998, and was an auditor with Ningguo Audit Firm from May 1998 to December 1999.

ITEM 9.01               Financial Statements and Exhibits.

(d)           Exhibits.

99.1           Letter of Resignation from David Dodge
99.2           Letter of Resignation from James J. Keil

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ANHUI TAIYANG POULTRY CO., INC.

Date: February 21, 2013	By: /s/ WU QIYOU
Wu Qiyou
Chief Executive Officer